                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        RESOURCE BANKSHARES CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                 [LETTERHEAD RESOURCE BANKSHARES CORPORATION]



                                April 27, 2001



Dear Fellow Shareholders:

  You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") to be held on Thursday, May 24, 2001, at 9:30 a.m., at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462. The accompanying Notice and Proxy Statement describe the items of business to be considered at the Annual Meeting. Please read these documents carefully.

  Specifically, you will be asked to consider and approve three items of business: (i) the election of two incumbent directors, each of whom will serve a three (3) year term and until his successors are elected and qualified, (ii) the adoption of the Resource Bankshares Corporation 2001 Stock Incentive Plan, and (iii) the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 2001 fiscal year. The Board of Directors encourages you to read carefully the enclosed Proxy Statement and to VOTE FOR all the matters to be considered at the Annual Meeting.

  We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed Proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

                                          Sincerely,

                                          RESOURCE BANKSHARES CORPORATION

                                          /s/ LAWRENCE N. SMITH

                                          Lawrence N. Smith
                                          President and Chief Executive Officer

                        RESOURCE BANKSHARES CORPORATION
                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 24, 2001

To Our Shareholders:

     The 2001 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") will be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, on Thursday, May 24, 2001, at 9:30 a.m., for the following purposes:

     1. To elect a total of two (2) incumbent directors, each of whom will serve a term of three (3) years and until their successors are elected and qualified.

     2.   To adopt the Resource Bankshares Corporation 2001 Stock Incentive
Plan.

     3. To consider and vote upon the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 2001 fiscal year.

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 3, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1., 2., and 3. above.

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

                                     By Order of the Board of Directors



                                     /s/ Debra C. Dyckman
                                     ------------------------------
                                     Debra C. Dyckman
                                     Secretary of the Board

April 27, 2001

                                PROXY STATEMENT

     This Proxy Statement and the enclosed proxy card ("Proxy") are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Resource Bankshares Corporation (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, at 9:30 a.m., Eastern Time, on Thursday, May 24, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Only shareholders of record at the close of business on April 3, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. This Proxy is being mailed on or about April 27, 2001.

REVOCABILITY OF PROXY

     Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. If your Proxy is properly signed, received by the Company and not revoked by you, the shares to which it pertains will be voted at the Annual Meeting in accordance with your instructions. If a shareholder does not return a signed Proxy, his or her shares cannot be voted by proxy.

SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit Proxies personally, by telephone or by telegram from some shareholders if Proxies are not received promptly, for which no additional compensation will be paid.

VOTING SHARES AND VOTE REQUIRED

     On the Record Date, the Company had 2,610,214 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. A majority of votes cast is required to adopt the 2001 Stock Incentive Plan and to ratify the appointment of auditors. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes will not be considered "votes cast" based on the Company's understanding of state law requirements and the Company's Articles of Incorporation and Bylaws.

     All shareholder meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document shall be available for examination, nor shall the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Virginia. Votes will be counted and certified by the Proxy Committee of the Board of Directors, whose members are Alfred Abiouness, Thomas Hunt, and

Lawrence Smith. The members of the Proxy Committee will also act as the inspectors of elections at the Annual Meeting as required under Virginia law.

     Unless specified otherwise, Proxies will be voted (i) FOR the election of the two nominees to serve as Class A directors of the Company until the 2004 Annual Meeting and until their successors are duly elected and qualified, (ii) FOR the adoption of the 2001 Stock Incentive Plan, and (iii) FOR the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for 2001. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of April 3, 2001 relating to the beneficial ownership of the Company's Common Stock by (i) each of the Company's directors, director-nominees and named executive officers who own Common Stock and (ii) all of the Company's directors, director-nominees and executive officers as a group. The named executive officers consist of those individuals for whom compensation information is provided in the "Summary Executive Compensation Table" appearing elsewhere in this Proxy Statement. Except as otherwise set forth below, the Company is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Company. All of the Company's directors, director-nominees and named executive officers receive mail at the Company's principal executive offices at 3720 Virginia Beach Blvd., Virginia Beach, Virginia 23452.



                                   Number of Shares             Percent of
         Name                     Beneficially Owned        Outstanding Shares
         ----                     ------------------        ------------------
Alfred E. Abiouness                 74,846/(1)/                      2.83
T. A. Grell, Jr.                     2,066                             *
Thomas W. Hunt                      60,828/(2)/                      2.33
Louis R. Jones                     248,617/(3)/                      9.45
A. Russell Kirk                     99,696/(4)/                      3.80
Lawrence N. Smith                  145,302/(5)/                      5.45
Elizabeth A. Twohy                  40,340/(6)/                      1.53
Debra C. Dyckman                    45,199/(7)/                      1.72
Harvard R. Birdsong, II              1,100                             *
Eleanor J. Whitehurst               17,172/(8)/                        *

Directors and Executive
Officers as a Group
(10 Persons)                       735,166                          26.37

---------------------------
*    Less than 1% ownership
(1)  Includes options to purchase 30,166 shares that are currently exercisable.

(2) Includes 30,414 shares owned by Mr. Hunt's wife and 13,860 shares owned by Mr. Hunt's children, for which Mr. Hunt shares voting and investment power. Does not include 40,964 shares held jointly by Mr. Hunt's spouse and Alan
     M. Voorhees as trustees for the benefit of Mr. Voorhees' grandchildren, for which Mr. Hunt does not share voting or investment power.

(3)  Includes options to purchase 20,166 shares that are currently exercisable.

(4)  Includes options to purchase 13,500 shares that are currently exercisable.

(5) Includes options to purchase 58,266 shares that are currently exercisable. Also includes 52,202 shares owned by the Smith Family Partnership for which Mr. Smith shares voting and investment power and 10,500 shares owned by the Smith Family Trust for which Mr. Smith has sole voting and investment power.

(6) Includes options to purchase 20,166 shares that are currently exercisable. Also includes 6,000 shares owned by Ms. Twohy's minor children.

(7) Includes options to purchase 21,066 shares that are currently exercisable. Also includes 1,000 shares that are held jointly by Ms. Dyckman and her mother.

(8)  Includes options to purchase 14,400 shares that are currently exercisable

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be between 5 and 15. There are currently 7 directors serving on the Board. At the Company's 2000 Annual Meeting of Shareholders, shareholders approved an amendment to the Company's Articles of Incorporation to create a classified Board of Directors. As a result, the Company's Board of Directors is divided into three (3) classes, Class A, Class B and Class C. The initial terms of the Class A directors elected at the 2000 Annual Meeting expire at the Company's 2001 Annual Meeting. The initial terms of the Class B directors elected at the 2000 Annual Meeting will expire at the Company's 2002 Annual Meeting and the initial terms of the Class C directors elected at the 2000 Annual Meeting will expire at the Company's 2003 Annual Meeting. Commencing with the 2001 Annual Meeting, directors will be elected to serve for three year terms and until their successors are duly elected and qualified.

     The Board of Directors recommends that the two nominees to serve as Class A directors, Louis Jones and Russell Kirk, be re-elected to serve as the Class A directors until the 2004 Annual Meeting. Proxies received by the Company will be voted for the election of both nominees unless marked to the contrary. A shareholder who desires to withhold voting of the Proxy for one or both of the nominees may so indicate on the Proxy. Both nominees are currently members of the Board and both have consented to be named and have indicated their intent to serve, if elected. If either nominee becomes unable to serve, an event which is not anticipated, the Proxy will be voted for a substitute nominee to be designated by the Board or the number of directors will be reduced.

     The Company does not have a separate nominating committee. The functions customarily attributable to such a committee are performed by the Board as a whole. For information regarding the Company's bylaw provisions that govern shareholder nominations of director candidates, see "Submission of Proposals and Other Matters Related to 2002 Annual Meeting" elsewhere in this Proxy Statement.

Names of Directors, Director-Nominees and Committee Memberships

     The following table and accompanying footnotes set forth the names, ages and date of each director's and director-nominee's first election to the Board and also provide information on Board committees:



                 Name                            Age        Director Since/(1)/
                 ----                            ---        -------------------

     Alfred E. Abiouness(A)(B)(C)(D)             69                1988
     T. A. Grell, Jr. (A)                        52                2000
     Thomas W. Hunt(A)(B)(C)(D)                  45                1997
     Louis R. Jones(A)(B)(D)                     65                1993

     A. Russell Kirk(A)(B)(D)                    53                1992
     Lawrence N. Smith(A)(C)                     63                1992
     Elizabeth A. Twohy(A)(B)(D)                 48                1993

____________________
(1) At the 1998 Annual Meeting of Resource Bank (the "Bank"), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for two shares of the Company's Common Stock and the Bank became a wholly owned banking subsidiary of the Company ("Plan of Reorganization"). The effective date of the Plan of Reorganization was July 1, 1998. Prior to the effective date of the Plan of Reorganization, all of the directors and director-nominees except Mr. Grell served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the directors and director-nominees except Mr. Grell have served on the Company's Board of Directors and have continued to serve on the Bank's Board of Directors. All share figures in this Proxy Statement give effect to the 2:1 share exchange effectuated pursuant to the Plan of Reorganization.

(A) Member of the Credit Risk Committee of the Bank. The Credit Risk Committee reviews all loan activity and policy of the Bank, acts upon large loan requests presented to the Bank, and monitors outstanding loans and collection efforts. Also member of the Market Risk and Liquidity Risk Committees of the Bank. Each of these three committees held 12 meetings in 2000.

(B) Member of the Audit Committee. The Audit Committee is empowered by the Board of Directors to, among other things, recommend the firm to be employed by the Company as its independent auditor and to consult with such auditor regarding audits and the adequacy of internal accounting controls. The Audit Committee held two meetings in 2000. See "- Audit Committee Report" below.

(C) Member of the Proxy Committee, which collects and accounts for all proxies and exercises proxy authority at all shareholder meetings. The Proxy Committee held one meeting in 2000.

(D) Member of the Compensation Committee, which recommends to the Board the salaries for officers and the compensation to be paid directors, and determines the persons to whom stock options are granted, the number of shares subject to option, and the appropriate vesting schedule. The Compensation Committee held one meeting in 2000.

Audit Committee Report

     The Audit Committee of the Board of Directors is composed of five (5) non-employee directors. Each of these directors is an "independent director" as that term is defined under the NASDAQ Stock Market's listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. The Audit Committee held two meetings during 2000. The responsibilities of the Audit Committee are set forth in its Charter, which will be reviewed and amended periodically as appropriate. A copy of the Company's Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Company's internal and independent auditors the overall scope and specific plans for their respective audits.

     The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors, Goodman & Company, L.L.P.

Background and Experience

     The following information relates to the business background of the Company's directors and director-nominees. There are no family relationships among any of the directors or director-nominees nor is there any arrangement or understanding between any directors or director-nominees and any other person pursuant to which the director or director-nominee was selected.

Nominees for Class A Directors Whose Terms Will Expire in 2004

     Mr. Jones has been President of Hollomon-Brown Funeral Home, Inc. since 1954. Mr. Jones is also Chairman of the Board of Snelling Funeral Homes, Inc. and is President of Allstate Leasing Corporation, Memorial Services Planning Corporation, Advance Charge Plan, Inc., Tidewater Cemetery Corporation and Lu-El Realty, Inc. Mr. Jones has also been active in civic affairs and serves on the City Council of Virginia Beach.

     Mr. Kirk has been President of Armada/Hoffler Holding Company (a real estate land development, construction and properties management firm) since 1983 and has been Co-CEO of Goodman Segar Hogan Hoffler since 1993. Mr. Kirk is also Chairman and Commissioner of the Virginia Port Authority, Norfolk, Virginia.

Class B Directors Whose Terms Will Expire in 2002

     Mr. Abiouness has been President of Abiouness, Cross & Bradshaw, Inc., a Norfolk structural engineering and architectural consulting firm, since 1974. Mr. Abiouness is a past Commissioner of the Norfolk Redevelopment and Housing Authority.

     Ms. Twohy is President of Capital Concrete, Inc. of Norfolk, Virginia, a ready-mixed concrete manufacturer, and has been employed by the Company since 1975. Ms. Twohy is on the Board of Directors of Tidewater Builders Association and is past president of the Virginia Ready-Mixed Concrete Association.

Class C Directors Whose Terms Will Expire in 2003

     Mr. Grell has been President and Chief Operating Officer of the Bank and Executive Vice President of the Company since December 19, 1998. Mr. Grell has also served as a director of the Company since October 2000. From 1984 until joining the Company, he was a senior officer at Central Fidelity Bank, which was acquired by Wachovia Bank. Mr. Grell has 29 years experience in the banking industry and is active in civic affairs.

     Mr. Hunt is the Vice President of Summit Enterprises, Inc. of McLean, Virginia, an investment management company focused primarily on venture capital opportunities, and he has been employed by Summitt Enterprises since 1984. He is the former Chairman of the Board of Directors of Eastern American Bank, FSB, which the Bank acquired in 1997. Mr. Hunt is a director of Bryce Office Systems, Inc., Intelisys Electronic Commerce and Digital Access Control. Mr. Hunt currently serves as the Chairman of the Board of the Company and the Bank.

     Mr. Smith joined the Bank in December 1992 and served as its President and Chief Executive Officer until the implementation of the Plan of Reorganization, after which he was appointed President and Chief Executive Officer of the Company. Mr. Smith continues to serve as the Chief Executive Officer of the Bank. Mr. Smith has over 19 years of experience with United Virginia Bank/Seaboard National and United Virginia Bank - Eastern Region, predecessor of Crestar Bank - Eastern Region ("Crestar"). From 1973 until May 1983, Mr. Smith was President of Crestar and also served on major committees of the holding company, United Virginia Bankshares, Inc., predecessor of Crestar Bankshares, Inc. He retired from Crestar in May 1983. Mr. Smith formed Essex Financial Group, Inc., a financial holding company, in May 1983. Mr. Smith serves on the board of directors of Heilig-Meyers Corporation, a national furniture retailer, Empire Machinery and Supply Corporation, a Norfolk based supplier of industrial products, and he has been active in civic affairs for the past 30 years.

Board Meetings

     The business of the Company is managed under the direction of the Board. All of the members of the Company's Board also serve on the Bank's Board of Directors. The Company's Board and the Bank's Board each held 12 meetings in 2000. During 2000, each member of the Company's and Bank's Board participated in at least 75% of all meetings of the Boards and at least 75% of all applicable committee meetings. Commencing in 2001, the Company's Board will meet quarterly and the Bank's Board will continue to meet monthly.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

     The following table presents an overview of executive compensation paid by the Company and its subsidiaries during 2000, 1999 and 1998 to Lawrence N. Smith, President and Chief Executive Officer, and to the other executive officers of the Company whose combined salary and bonus exceeded $100,000 in 2000 (collectively, the "Named Executive Officers"). Compensation information includes compensation paid by the Bank to the Named Executive Officers in their capacity as executive officers of the Bank.

                                                                                         Long Term
                                                         Annual Compensation           Compensation
                                                         -------------------           ------------

                                                                                        Securities
                                                                                        Underlying          All Other
Name and principal position                          Year      Salary($)  Bonus($)      Options(#)      Compensation($)/(1)/
---------------------------                          ----      ---------  --------      ----------      --------------------
Lawrence N. Smith, President and CEO                 2000      $275,625   $220,000        20,000               $5,332
  of Resource Bankshares; CEO of Resource            1999       262,500         --            --                5,078
  Bank                                               1998       250,000    200,000            --                5,000

T. A. Grell, Jr., Executive Vice President of        2000       210,000    186,000         5,000                5,370
  Resource Bankshares; President of                  1999       200,000     46,900        15,000                5,100
  Resource  Bank/(2)/                                1998        12,179         --            --                  377

Harvard R. Birdsong, II, Senior Vice                 2000       115,763     60,000         2,500                2,131
  President, Chief Credit Officer - Resource         1999       110,250     20,000            --                2,034
  Bank                                               1998        90,000     45,000            --                2,021

Debra C. Dyckman, Senior Vice President              2000       106,050     60,000         2,500                2,108
  of Operations                                      1999       101,000     25,000            --                2,014
                                                     1998        92,900     45,000            --                2,053

Eleanor J. Whitehurst, Senior Vice President         2000        74,550     48,000         2,500                2,112
  and Chief Financial Officer                        1999        71,000         --            --                2,029
                                                     1998        67,000     30,000            --                2,070

_________________
/(1)/  Consists of Company contributions to 401(k) Plan.
/(2)/  Mr. Grell became employed by Resource Bank effective December 9, 1998.

Option Grants in Last Fiscal Year

       The table below sets forth information regarding stock option grants to Lawrence N. Smith and the other Named Executive Officers during the fiscal year ended December 31, 2000.

                              Number of           Percent of Total
                             Securities          Options Granted to
                             Underlying             Employees in                                                Grant Date
         Name                  Options              Fiscal Year         Exercise Price  Expiration Date     Present Value/(1)/
         ----                  -------              -----------         --------------  ---------------     ------------------
Lawrence N. Smith              10,000                  12.16               $ 9.12            1/3/10              $32,000
                               10,000                  12.16               $18.50            1/3/10              $18,700

T. A. Grell                     5,000                   6.08               $ 9.12            1/3/10              $16,000

Harvard R. Birdsong             2,500                   3.04               $ 9.12            1/3/10              $ 8,000

Debra C. Dyckman                2,500                   3.04               $ 9.12            1/3/10              $ 8,000

Eleanor J. Whitehurst           2,500                   3.04               $ 9.12            1/3/10              $ 8,000

____________
/(1)/ The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 5.5%, dividend yield of 4%, volatility factor of the expected market price of the Company's common stock of 0.43, and a weighted-average expected life of the options of 7.0 years. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

Option Exercises and Fiscal Year-End Options Table

       The table below sets forth information regarding (i) the exercise of stock options by the Named Executive Officers in 2000 and (ii) exercisable and unexercisable stock options held as of December 31, 2000 by the Named Executive Officers.

                                                            Number of Securities
                                                       Underlying Unexercised Options         Value of Unexercised In-The-Money
                                                           At Fiscal Year-End (#)            Options at Fiscal Year-End ($)/(1)/
                                                        ----------------------------         -----------------------------------
                           Shares
                          Acquired
                            Upon          Value
Name                    Exercise (#)   Realized ($)     Exercisable      Unexercisable          Exercisable      Unexercisable
----                    ------------   ------------     -----------      -------------          -----------      -------------
Lawrence N. Smith              0            0             58,266            10,000              294,691/(2)/      14,400/(3)/
T. A. Grell, Jr.               0            0                 --            20,000                   --            7,200/(4)/
Harvard Birdsong               0            0                 --            17,500                   --            3,600/(5)/
Debra C. Dyckman               0            0             21,065             2,500              112,451/(6)/       3,600/(7)/
Eleanor J. Whitehurst      2,000       16,000/(8)/        14,400             2,500               62,064/(9)/       3,600/(10)/

______
/(1)/ The closing price of the Company's Common Stock on Nasdaq ("Closing Price") on December 31, 2000 was $10.56 per share. Under SEC rules, an option was "in the money" on December 31, 2000 if the exercise price per share was less than $10.56.
/(2)/ 26,666 of the options are exercisable at $3.00 per share and 21,600 of the options are exercisable at $6.25 per share. 10,000 of the options are exercisable at $18.50 per share and therefore were not in the money on December 31, 2000.
/(3)/  These 10,000 options are exercisable at $9.12 per share
/(4)/ 5,000 of the options are exercisable at $9.12 per share. 14,571 of the options are exercisable at $17.87 per share and 429 of the options are exercisable at $21.75 per share and therefore were not in the money on December 31, 2000.
/(5)/ 2,500 of the options are exercisable at $9.12 per share. 15,000 of these options are exercisable at $15.75 per share, and therefore were not in the money on December 31, 2000.
/(6)/ 6,665 of the options are exercisable at $3.00 per share and 14,400 of the options are exercisable at $6.25 per share.
/(7)/  These options are exercisable at 9.12 per share.
/(8)/ The exercise price of these options was $3.00 per share and the Closing Price on December 21, 2000, the date of exercise, was $11.00 per share.
/(9)/  The exercise price of these options is $6.25 per share.
/(10)/ The exercise price of these options is $9.12 per share.

Retirement Savings Plan

       Mr. Smith and other eligible employees are eligible to participate in the Bank's Retirement Savings Plan ("Plan"). The Plan is a combined 401(k) profit sharing, stock bonus and employee stock ownership plan, which means that contributions may be made by the Bank to the Plan in either cash or Company Common Stock and are derived from current or accumulated profits. The Plan's assets may be invested in shares of Company Common Stock purchased from third parties on the open market. The Plan's 401(k) provisions permit employees to contribute to the Plan through voluntary payroll savings on a pretax basis. These contributions are matched by the Bank in an amount equal to 50% of payroll savings contributions made by employees, up to 6% of an employee's total compensation.

Retirement Benefits and Key Man Insurance Policies

       During 1996, the Board of Directors of the Bank approved a plan for the payment of retirement benefits to certain key employees and entered into limited binding agreements with these key employees. Under the terms of the plan, the Bank may fund the liabilities associated with this plan with life insurance contracts. In connection with funding the projected retirement benefits, the Bank paid premiums on applicable life insurance contracts in the amount of approximately $646,445 during 2000, and may continue to pay, in its sole discretion, the same annual amount of insurance premiums over the next three years. The Bank owns the insurance polices and, under the plan, upon the death of the individual officer the Bank will recoup all the premiums advanced.

Stock Option Plans

     The Company currently has three stock option plans under which its directors and officers have been granted options. These plans were initially adopted by the Bank and were converted into plans of the Company when the Plan of Reorganization became effective. The 1993 Long-Term Incentive Plan provided for the issuance of options to purchase shares of Company Common Stock to key employees of the Company. The 1994 Long-Term Director Incentive Plan provided for the issuance of options to purchase shares of Company Common Stock to directors as specified in the Plan.

     The 1996 Long-Term Incentive Plan ("Incentive Plan"), as amended, originally provided for the issuance of options to purchase 87,500 shares of Company Common Stock to directors, 82,500 of which options have been granted, and permitted the grant of options to purchase up to 160,000 shares of Company Common Stock to key employees of the Company, all of which options have been granted. At the Company's 1999 Annual Meeting, the Company's shareholders approved an amended and restated Incentive Plan that, in addition to other amendments, authorized the issuance to directors and key employees of options to purchase an additional 150,000 shares of Common Stock. Under the terms of the Incentive Plan, the Board has the discretion to allocate these 150,000 shares among option awards to key employees and directors. Since the Incentive Plan was amended to authorize the issuance of 150,000 additional option shares, a total of 142,679 options have been granted to key employees pursuant to the Incentive Plan.

     At the Annual Meeting, shareholders will be asked to adopt the Company's proposed 2001 Stock Incentive Plan, which would authorize the issuance of additional options and other stock based awards to directors and key employees.

Compensation of Directors

     Directors who are employees of the Company or the Bank do not receive any extra compensation for attendance at Board or Committee meetings of the Company or the Bank. The members of the Company's Board of Directors and Bank's Board of Directors are currently the same and directors do not receive separate compensation for serving on the Company's Board of Directors. During 2000, non-employee directors of the Bank received compensation for their service on the Bank's Board of Directors in the amount of $1,250 for each meeting attended. In addition, an annual retainer of $12,000 was paid to the Chairman of the Bank's Board and an annual retainer of $10,000 was paid to the Bank's other non-employee directors. Non-employee directors also received $500 for each Audit Committee and Compensation Committee meeting attended.

Executive Officer Employment Agreements

     The Bank has entered into an Employment Agreement with Lawrence N. Smith dated January 1, 1999, pursuant to which Mr. Smith serves as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank ("Smith Employment Agreement"). The initial term of the Smith Employment Agreement is 5 years. Under the terms of the Smith Employment Agreement, Mr. Smith's initial annual base salary was required to be at least $262,500. In 2000, Mr. Smith's annual salary was $275,625. Mr. Smith's current annual salary under the Smith Employment Agreement is $325,000. On an ongoing basis, the Bank's Board of Directors will determine Mr. Smith's annual salary in a manner commensurate with his position and performance. Mr. Smith is also eligible to participate in benefit, disability and retirement plans and in bonus programs as determined by the Company's and Bank's Boards of Directors from time to time. In January 2000, Mr. Smith was granted options to purchase 20,000 shares pursuant to the Incentive Plan, 10,000 of which are exercisable at $9.12 per share and 10,000 of which are exercisable at $18.50 per share.

     If the Bank terminates Mr. Smith's employment "without cause", the Bank is required to pay Mr. Smith his regular base salary for the lesser of (i) the remainder of the initial five year term or (ii) a three year period following termination; provided, however, that no such payments would be payable after the date Mr. Smith violated the non-competition covenants set forth in the Smith Employment Agreement. Upon a "change of control" of the Company in which Mr. Smith is not given reasonably equivalent duties, responsibilities and compensation, Mr. Smith's employment with the Bank may be terminated or he may resign and in either case Mr. Smith will be entitled to receive a one time payment of 2.99 times the average of his regular base salary for the three year period prior to the change of control (or, if he has been employed less than three years at the time of the change of control, a one time payment of 2.99 times his regular base salary then in effect.)

     In addition to the Smith Employment Agreement, the Bank has entered into an Employment Agreement with T.A. Grell, Jr. dated January 1, 1999 ("Grell Employment Agreement"), pursuant to which Mr. Grell serves as President of the Bank. The Grell Employment Agreement has substantially the same terms as the Smith Employment Agreement, except that Mr. Grell's annual base salary in 2000 was $210,000. Mr. Grell's current annual salary under the Grell Employment Agreement is $220,500. Pursuant to the Incentive Plan, Mr. Grell was also granted options in 2000 to purchase 5,000 shares exercisable at $9.12 per share.

     The Bank has also entered into written employment agreements with its other executive officers, including Debra C. Dyckman, Harvard Birdsong and Eleanor J. Whitehurst. These employment agreements are substantially similar to the Grell Employment Agreement, except that (i) initial annual base salaries differ from employee to employee and (ii) severance payments upon termination of employment without cause generally would be made for the lesser of the remainder of the initial term of the agreements or eighteen months following termination of employment. The current annual salary under Ms. Dyckman's employment agreement is $111,500, the current annual salary under Mr. Birdsong's employment agreement is $121,500 and the current annual salary under Ms. Whitehurst's employment agreement is $78,500. Pursuant to the Incentive Plan, each of these executive officers was also granted options in 2000 to purchase 2,500 shares exercisable at $9.12 per share.

     The employment agreements of the Bank's retail mortgage division executive officers (i) have terms of five years, (ii) provide for certain severance payments upon termination without cause, and (iii) provide for change of control payments of 2.99 times base salary.

Compensation Committee Interlocks and Insider Participation

     No member of the Company's Compensation Committee was an officer or employee of the Company during 2000. During 2000, Lawrence Smith served on the Compensation Committee of Heilig-Meyers Company, a public company, but no directors, officers or other employees of Heilig-Meyers other than Mr. Smith served (or currently serve) on the Company's or the Bank's Boards of Directors or any committees thereof. In addition, prior to his death in October 2000, John Bernhardt served on the Company's Board of Directors and also served on the Compensation Committee of Dominion Resources, Inc., also a public company. No directors, officers or other employees of Dominion Resources other than Mr. Bernhardt served on the Company's or the Bank's Boards of Directors or any committees thereof during 2000. During 2000, no executive officer of the Company other than Mr. Smith served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company's Compensation Committee. Two members of the Compensation Committee, Alfred Abiouness and Russell Kirk, have outstanding loans with the Bank. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See " - Certain Relationships and Related Transactions" below.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

     This report describes the Company's executive officer compensation strategy, the components of the compensation program and the manner in which the 2000 compensation determinations were made for the Company's President and Chief Executive Officer, Lawrence N. Smith, and the Company's and Bank's other executive officers (collectively "Executive Officers").

     In addition to the information set forth above under "Executive Compensation," the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company's Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee are executive officers or employees of the Company.

Compensation Philosophy

     The compensation of the Company's Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer's previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company's profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer's compensation package in 2000 were
(i) a base salary at a
stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See "-Bonus Program" below. In addition, stock option awards have been made in the past, and will continue to be made in the future, to the Company's Executive Officers pursuant to the Company's various stock option and stock incentive plans. In 2000, the Compensation Committee granted options to purchase an aggregate of 82,250 shares of Common Stock to key employees pursuant to the Incentive Plan.

Employment Agreements

     The Company and the Bank have entered into Employment Agreements with certain Executive Officers. The Compensation Committee believes that written employment agreements are necessary to attract and retain a quality management team and are consistent with the Company's compensation philosophy. To strengthen the Company's and Bank's ability to retain quality management, numerous written employment agreements were entered into between the Bank and certain Executive Officers effective January 1, 1999. The principal terms of these employment agreements are described under "- Executive Officer Employment Agreements" above.

Bonus Program

     The Bank has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company and the Bank. 2000 bonus awards to Executive Officers are reflected in the "Summary Executive Compensation Table" above. The Compensation Committee expects that such bonuses will continue to be awarded in the future.

1996 Long-Term Incentive Plan

     The Board and the Compensation Committee strive to compensate key employees of the Company and the Bank in a manner that aligns closely the interests of such key employees with the interests of the Company's shareholders. In furtherance of this goal, in 1996 the Board adopted the 1996 Long-Term Incentive Plan ("Incentive Plan"), which was approved by shareholders. The purpose of the Incentive Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company's Common Stock, associate more closely the interests of Executive Officers and key employees of the Company and the Bank with the interests of the Company's shareholders. In 2000, the Compensation Committee granted options to purchase an aggregate of 32,500 shares of Common Stock to Executive Officers pursuant to the Incentive Plan.

     As noted elsewhere in this Proxy Statement, shareholders will vote on the Company's proposed 2001 Stock Incentive Plan at the Annual Meeting. If approved by shareholders at the Annual Meeting, this Plan will govern future stock option awards to Executive Officers and other key employees. See "Proposal 2.
Approval of 2001 Stock Incentive Plan" below.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

     Section 162(m) of the Internal Revenue Code ("162(m)") precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee does not believe that 162(m) will impact the Company in 2001 because it is not anticipated that compensation in excess of $1 million will be paid to any employee of the Company.

                             . Alfred E. Abiouness
                             . Thomas W. Hunt
                             . Louis R. Jones
                             . A. Russell Kirk
                             . Elizabeth A. Twohy

     THE PRECEDING "COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS," AND THE STOCK PERFORMANCE GRAPH BELOW, SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Company Stock Price Performance

     The following graph shows a comparison of cumulative total shareholder returns for (i) the Company, (ii) the S & P 500 Stock Index, and (iii) the SNL Southeast Bank Index for the period beginning December 31, 1995 and ending December 31, 2000. The trading history of the Company's Common Stock set forth below for periods prior to the implementation of the Plan of Reorganization reflects performance of the Bank's Common Stock on NASDAQ. Effective July 23, 1998, the Company's Common Stock began trading on the American Stock Exchange ("AMEX") instead of the NASDAQ National Market System. The Company's Common Stock again began trading on NASDAQ's National Market System on December 15, 2000. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S & P 500 Stock Index, and the SNL Southeast Bank Index, including reinvestment of dividends.

           Comparison of Cumulative Total Return Among The Company,
                            S & P 500 Stock Index,
                         and SNL Southeast Bank Index

                             [GRAPH APPEARS HERE]


                                                              Return         Return         Return         Return         Return
                                        December 31, 1995  December 1996  December 1997  December 1998  December 1999  December 2000
Resource Bankshares Corporation                100.00         167.24         397.07         380.50         176.29         225.68
S & P 500 Stock Index                          100.00         122.86         163.86         210.64         254.97         231.74
SNL Southeast Bank Index                       100.00         137.27         208.09         221.53         174.32         175.04

Certain Relationships and Related Transactions

     The directors and executive officers of the Company and the Bank, and their family members and certain business organizations and individuals associated with each of them, have been customers of the Bank, have had normal banking transactions, including loans, with the Bank, and are expected to continue to do so in the future. As of December 31, 2000, the Bank had aggregate direct and indirect loans to the directors and executive officers of the Company and the Bank totaling approximately $7.97 million, which represented approximately 40.5% of the Company's shareholders' equity as of that date. Each of these transactions was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission ("SEC") and Nasdaq. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for 2000 were met in a timely manner by its directors, officers and greater than 10% beneficial owners, except that Alfred Abiouness purchased 2,000 shares of the Company's Common Stock in September 2000 and 3,000 shares in October 2000 and did not file a Form 4 for either purchase. Mr. Abiouness reported both of these transactions on a Form 5 filed in February 2001.

                          PROPOSAL 2. APPROVAL OF THE
                        RESOURCE BANKSHARES CORPORATION
                           2001 STOCK INCENTIVE PLAN

     The Company's shareholders are being asked to approve the Resource Bankshares Corporation 2001 Stock Incentive Plan (the "Incentive Plan") that was adopted by the Board of Directors of the Company on April 26, 2001, subject to ratification by the Company's shareholders at the Annual Meeting.

     The following description is a summary of the key features of the Incentive Plan and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit B.
                                                ---------

Purpose and Eligible Participants

     The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by enabling the Company to recruit, reward and retain valued employees and directors. The Company believes that making awards under the Incentive Plan in the form of stock options or direct grants of stock, which may include stock appreciation rights, restricted stock, deferred stock and other stock based awards, will further these objectives by providing the participants in the Incentive Plan with a proprietary interest in the growth, performance and long term success of the Company. All of the directors and employees of the Company, the Bank and the Company's other direct and indirect subsidiaries are eligible to receive awards under the Incentive Plan.

Shares Available

     The number of shares of the Company's Common Stock that may be subject to award under the Incentive Plan may not exceed 100,000 shares. In the event of a change in the outstanding shares of the Common Stock by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or if some other increase or decrease in the Common Stock occurs without the Company receiving consideration, the number of shares subject to the Incentive Plan and the number of shares and exercise prices underlying previous awards will be adjusted appropriately.

     The Common Stock subject to the Incentive Plan will come from authorized but unissued shares. If any award under the Incentive Plan expires, is canceled, or terminates for any reason, the shares of Common Stock available under that award will again be available for the granting of new awards.

Administration of the Incentive Plan

     The Incentive Plan will be administered and interpreted by the Compensation Committee ("Compensation Committee") of the Board of Directors of the Company (the "Board"), unless the Board chooses to delegate administration duties to another committee. Other than the granting of awards, the Compensation Committee may delegate its administrative duties to officers or other employees of the Company.

     The Compensation Committee, as administrator of the Incentive Plan, will have full and final authority in its discretion to: (i) operate and administer the Incentive Plan, (ii) interpret the Incentive Plan, (iii) exercise such powers and authority as it may find necessary or appropriate to carry out its functions as administrator of the Incentive Plan, (iv) determine the participants who will receive awards under the Incentive Plan, (v) determine the terms and restrictions of any awards under the Incentive Plan, (vi) determine the schedule for excercisability or nonforfietability of any award under the Incentive Plan, (vii) determine the time and conditions for expiration of any award under the Incentive Plan, (viii) determine the form of payment due upon exercise of any award under the Incentive Plan, (ix) amend, waive, or extend any provision or limitation of any award under the Incentive Plan and (x) grant substitute awards under terms and conditions that vary from those the Incentive Plan otherwise requires to individuals who become employees as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets. The Compensation Committee's determinations as administrator of the Incentive Plan need not be uniform and need not consider whether possible participants are similarly situated.

Forms and Provisions of Awards

     The Compensation Committee may grant awards under the Incentive Plan to employees in the form of nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Stock options granted to directors that are not employees must be NQSOs. The Compensation Committee may also make direct grants of stock under the Incentive Plan, which may include stock appreciation rights, restricted stock, deferred stock and other stock based awards. Payment for Common Stock acquired through exercise of an award must be made by cash unless the Compensation Committee consents to another form of payment (which could include Common Stock, awards under the Incentive Plan or other property).

     Exercise Price of Stock Options

     The exercise price ("Exercise Price") under each stock option award will be determined by the Compensation Committee, as administrator, but in no event can the per share Exercise Price be less than 100% of the fair market value ("Fair Market Value") of a share of Common Stock on the day of the award (110% in the case of grants of ISOs to individuals who own more than 10% of the Company's Common Stock).

     Under the Incentive Plan, Fair Market Value on the day of any given award shall be (i) the closing sale price if the Common Stock is traded on a national securities exchange; (ii) the closing sale price as reported by Nasdaq if the Common Stock is traded on the Nasdaq National Market or Small Cap Market (or the average of the closing bid and asked prices as reported by Nasdaq if no closing sale price information is available), (iii) the average of the closing bid and asked prices as reported by any other commercial services if there is no closing sale, bid or asked price information reported by Nasdaq; or (iv) if there is no public market for the Common Stock, the value determined by the Company's Board in good faith. The Company's Common Stock currently trades on the Nasdaq National Market. The closing sale price of the Common Stock on April 18, 2001 was $14.40 per share

     Vesting

     The Compensation Committee, as administrator, will determine the times and conditions for the exercise or purchase of awards granted pursuant to the Incentive Plan and may accelerate the time at which a participant may exercise any portion of an award or at which restrictions on stock grants lapse. For stock grant awards, "exercise" refers to acceptance of an award or lapse of restrictions, as appropriate in context.

     Expiration and Termination

     No award granted under the Incentive Plan may be exercised more than ten years after its date of grant (five years in the case of ISOs held by owners of more than 10% of the Common Stock). Unless the award agreement covering an award provides otherwise, awards shall terminate and become non-exercisable upon a participant's termination of employment, except in the event of death,
                                           ------
disability or retirement. In the event the participant's employment with the Company ceases because of the participant's death, the award shall terminate and become non-exercisable twelve months after the participant's death. In the event the participant becomes disabled (as such term is defined in the Incentive
Plan), the option award shall terminate and become non-exercisable on the earlier of one year from the participant's termination of employment or 30 days after the participant no longer has a disability. In the event of a participant's retirement (as the term retirement is defined in the Incentive
Plan), the award shall terminate and become non-exercisable 90 days after the participant's retirement.

     With respect to directors, if the Compensation Committee determines that a director's service on the Board terminates for cause (as such term is defined in the Incentive Plan), any unexercised awards held by the director shall immediately terminate.

     Unless the Compensation Committee otherwise approves in advance in writing in connection with any permitted transfer or assignment of an award, during a participant's lifetime only the participant or his duly appointed guardian or personal representative may exercise an award under the Incentive Plan. After a participant's death, his personal representative or any other person authorized under a will or under the law of descent and distribution may exercise any then exercisable portion of an award.

Change in Control or Substantial Corporate Change

     If there is a "change of control" of the Company, all option awards under the Incentive Plan will become fully exercisable and all restrictions on stock grants will lapse.

     A "change of control" shall be deemed to have occurred upon the happening of one or more of the following events:

          (i) a person, entity, or group (other than the Company, any of the Company's subsidiaries, any of the Company's benefit plans, or any underwriter temporarily holding securities for any offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

          (ii) the individuals (A) who constitute the Board of Directors of the Company on the day the Incentive Plan becomes effective (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the Board;

          (iii) consummation of a merger or consolidation of the Company into any other entity, unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a benefit plan of the Company, hold securities that represent immediately after such merger or consolidation more than 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

          (iv) the shareholders of the Company approve (A) a plan of complete liquidation or dissolution of the Company or (B) an agreement for the Company's sale or disposition of all or substantially all of the Company's assets (i.e., 50% or more of the total assets of the Company) and such liquidation, dissolution, sale, or disposition is consummated.

     If there is a "substantial corporate change" of the Company, the Incentive Plan and any unexercised awards will immediately terminate unless provision is made in writing in connection with such transaction for (i) the assumption or continuation of outstanding awards, or (ii) the substitution for such awards of awards covering the stock or securities of a successor employer corporation or a parent or subsidiary of such successor (any such award "Substitute Awards"). If an award would otherwise terminate because no Substitute Awards are granted in connection with the substantial corporate change, then participants will have the right to exercise any unexercised portions of any awards, whether or not they had previously become exercisable.

     A "substantial corporate change" shall be deemed to have occurred upon the happening of any of the following events: (i) the dissolution or liquidation of the Company, (ii) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,
(iii) the sale of substantially all the assets of the Company to another corporation or (iv) any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act of 1933 promulgated by the Securities and Exchange Commission) owning 100% of the combined voting power of all classes of stock of the Company.

Term of Incentive Plan; Amendments; Termination

     The Incentive Plan was approved by the Board on April 26, 2001, subject to ratification of the Incentive Plan by the Company's shareholders at the Annual Meeting. Unless the Board extends the Incentive Plan's term, the Incentive Plan shall remain in effect until all awards under the Incentive Plan have been satisfied, but no award may be granted under the Incentive Plan after May 24, 2011. The Board may amend, suspend or terminate the Incentive Plan at any time, without the consent of the participants or their beneficiaries, provided that no such amendment will deprive any participant or beneficiary of any previously declared award. Except as required by law or the terms of the Incentive Plan, the Board may not, without the participant's or beneficiary's consent, modify the terms and conditions of an award so as to adversely affect the participant, and no amendment, suspension or termination of the Incentive Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligation under any outstanding awards.

Federal Income Tax Consequences

     Grants of Awards. The grant of an NQSO, ISO or stock appreciation right, or the grant of restricted or deferred stock that is subject to a substantial risk of forfeiture, does not result in income for the grantee or in a deduction for the Company.

     Exercise of Options. The exercise of an NQSO results in ordinary income for the participant and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

     The exercise of an ISO does not result in income for the participant or a deduction for the Company. However, the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When a participant sells shares acquired by exercise of an ISO, the participant's gain (the excess of sales proceeds over option price) upon the sale will be taxed as capital gain, provided the participant (i) exercises the option while an employee of the Company or a subsidiary or within three months after termination of such employment for reason other than death or disability and (ii) the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If exercise is after such three month period, or the subsequent sales before the expiration of either the two year or the one year holding period, a participant generally will realize ordinary income in the year of exercise or the disqualifying sale.

     Stock Appreciation Rights. A participant that is granted an award in the form of a stock appreciation right will not realize any compensation income at the time of the grant. However, a participant will realize compensation income equal to the fair market value of the stock or cash delivered to a participant upon exercise of a stock appreciation right and the Company will be entitled to a corresponding deduction equal to the amount of the compensation income realized by the participant.

     Restricted Stock Awards. At such time as a restricted stock award is no longer subject to a substantial risk of forfeiture (unless a special tax election has been made by a participant under the Internal Revenue Code), a participant will realize compensation income in an amount equal to the difference between the fair market value of the stock and any amount paid for the stock by the participant. The Company will be entitled to a corresponding tax deduction in an amount equal to the compensation income realized by a participant.

     Subsequent Sales. A sale of shares of the Company's Common Stock more than one year after their receipt will result in long-term gain or loss to the holder.

     The Board believes that stock incentive awards are a competitive necessity to attract and retain employees and directors with the skill, intelligence, education and experience on whose success the Company is dependent. The Company believes that stock incentive awards are appropriate and effective methods to compensate employees and directors because they foster proprietary identification with the Company and encourage them to exert maximum efforts for its success.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S
                                              ---
PROPOSED 2001 STOCK INCENTIVE PLAN.

             PROPOSAL 3.  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected and approved Goodman & Company, L.L.P. ("Goodman & Company") as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and the Board of Directors desires that such appointment be ratified by the Company's shareholders. Goodman & Company audited the Company's financial statements for the fiscal years ended December 31, 1998 through December 31, 2000, and audited the Bank's financial statements from 1992 through 1997. A representative of Goodman & Company will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

     Audit Fees. Goodman & Company billed the Company an aggregate of $48,915 for the audit of the Company's consolidated financial statements for 2000 and reviews of the financial statements included in the Company's Forms 10-Q for 2000.

     All Other Fees. Goodman & Company billed the Company an aggregate of $23,228 during 2000 for services not related to the financial statements referenced above. These fees consisted of fees for assisting the Company with the preparation of tax returns, an audit of the Company's 401(k) plan and miscellaneous consulting services.

OTHER MATTERS

     The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by the Proxy will be voted on such matters in accordance with the discretion of the holders of such Proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS RELATED TO 2002 ANNUAL MEETING

     The next Annual Meeting will be held on or about May 23, 2002. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company's proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 29, 2001. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is March 14, 2002. All such proposals and notifications should be sent to Lawrence N. Smith, President and Chief Executive Officer, at 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

     Under the terms of the Company's bylaws, March 14, 2002 is also the deadline for shareholders to notify the Company of an intention to nominate candidates for directors at the next Annual Meeting. Such nominations must comply with the notice provisions included in the Company's bylaws. These notice provisions require that nominations by shareholders of director candidates set forth the following information: (1) as to each individual nominated (i) the name, date of birth, business address and residence address of such individual,
(ii) the business experience during the past five years of such nominee, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock or other equity interest of any corporation or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered under the Securities Exchange Act of 1934, (v) whether in the last five years such nominee has been convicted in a criminal proceeding or been subject to certain other legal proceedings, including bankruptcies, and (vi) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the nomination notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company's books, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of Common Stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder. Generally, nominations are required to be delivered to the Company not later than 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders.

GENERAL

     The Company's 2000 Annual Report to Shareholders accompanies this Proxy Statement. The 2000 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K"), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Lu Ann Klevecz, Assistant Vice President-Corporate Communications, Resource Bank, 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

                      By Order of the Board of Directors


                                April 27, 2001

                                   EXHIBIT A
                                   ---------

                        Resource Bankshares Corporation
                            Audit Committee Charter
                          (As Amended March 22, 2001)


     The Audit Committee's primary functions are to monitor and to review on behalf of the Board of Directors the Company's financial reports and financial reporting structure, including internal control structure regarding finance, accounting and financial reporting. The Audit Committee reports to the full Board of Directors on all matters within the Committees' responsibilities.

     The Committee shall be composed of at least three directors, each of whom shall have no relationship with the Company that may interfere with the exercise of their independence from management and the Company. In addition, the members of the Committee shall satisfy the applicable requirements for audit committee membership imposed by the NASDAQ and any applicable eligibility requirements of the Securities and Exchange Commission. The Board of Directors shall interpret these requirements and determine the qualifications of Committee members in its business judgment. Subject to Board approval, the Committee shall adopt, and at least annually review and reassess, an audit committee charter meeting the requirements from time to time of the NASDAQ.

     The independent auditors shall be responsible to the Board of Directors and shall report directly to the Committee, as the Board's representative, on all matters pertaining to their engagement. The Committee shall encourage open communications among the Committee, independent auditors (including private executive sessions at least annually), internal auditors and employee management regarding matters within the Committee's responsibilities. The Committee shall establish a calendar incorporating regular reporting items which it requires from independent auditors and employee management during the year.

     In carrying out its responsibilities:

     1. The Committee annually will review the independent auditors and shall recommend to the Board of Directors the firm of independent auditors to be employed to conduct the annual financial audit. The Committee will require the independent auditors to review with the Committee any non-audit assignments and fees incurred, and will assess any impact on the objectivity and independence of such auditors as a result of non-audit assignments, making any appropriate recommendations to the Board of Directors. The independent auditors shall submit periodically to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Board of Directors and the Committee will have the ultimate authority and responsibility to select, evaluate and where appropriate replace the independent auditors or to nominate the independent auditors to be proposed for shareholder ratification in the proxy statement.

     2. The Committee will (i) discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent auditors full access to the Committee (and the Board) to report on any and all appropriate matters, and (ii) review the internal audit function of the Company, including the organization, plans and results of such activity.

     3. Employee management and the independent auditors shall review with the Committee the Company's annual financial statements, and will review interim financial statements prior to filing with the Securities and Exchange Commission of the Company's Quarterly Reports on Form 10-Q. Periodically during the year, the independent auditors shall review with the Committee their assessment as to the adequacy of the Company's structure of internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Company and the conclusions expressed in the Company's financial reports. The independent auditors shall review with the Committee significant judgments made by employee management in the preparation of the financial statements.

     4. The Committee will discuss with management the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

     5. Employee management shall report all related party transactions to the Committee, and the Committee shall be responsible for the review and oversight contemplated by the NASDAQ with respect to any such reported transactions.

     6. The Committee shall have available to it such support personnel, including management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

                                   EXHIBIT B
                                   ---------

                   Proposed Resource Bankshares Corporation
                           2001 Stock Incentive Plan

                      THIS PAGE INTENTIONALLY LEFT BLANK

                        RESOURCE BANKSHARES CORPORATION
                           2001 STOCK INCENTIVE PLAN


1.  PURPOSE         Resource Bankshares Corporation, a Virginia corporation (the
                    "Company"), wishes to recruit, reward, and retain employees
                    (including employee-directors) and outside directors. To further these objectives, the Company hereby sets forth the Resource Bankshares Corporation 2001 Stock Incentive Plan
                    (the "Plan") to provide options ("Options") or direct grants of stock, which may include stock appreciation rights, restricted stock, deferred stock and other stock-based awards (collectively, all stock-based awards other than Options are referred to herein as "Stock Grants" and, Stock
                    Grants together with the Options are referred to as "Awards") to employees (including employee-directors) and outside directors with respect to shares of the Company's common stock (the "Common Stock"). The Plan will become effective on May 24, 2001, provided the Company's shareholders approve the Plan on that date at the Company's
                    2001 Annual Meeting of Shareholders ("Effective Date").

2.  PARTICIPANTS    All employees of the Company and any Eligible Subsidiaries
                    (as defined in Section 16) are eligible for Options and Stock Grants under this Plan, as are the directors of the Company and the Eligible Subsidiaries who are not employees
                    ("Eligible Directors"). Eligible employees and directors become "optionees" when the Administrator grants them an option under this Plan or "recipients" when they receive a direct grant of Common Stock. (Optionees and recipients are referred to collectively as "participants." The term participant also includes, where appropriate, a person authorized to exercise an Award in place of the original optionee.) The Administrator may also grant Options or make
                    Stock Grants to certain other service providers.

                    Employee as such term is used in this Plan means any person employed as a common law employee of the Company or an Eligible Subsidiary.

3.  ADMINISTRATOR   The Administrator will be the Compensation Committee of the
                    Board of Directors of the Company (the "Compensation
                    Committee"), unless the Board specifies another committee.
                    The Board may also act under the Plan as though it were the Administrator.

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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan

                    The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in Section 4) to officers or other employees of the Company.

                    The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous written consent.

4.  GRANTING OF     Subject to the terms of the Plan, the Administrator will, in
     AWARDS         its sole discretion, determine

                         the participants who receive Awards,

                         the terms and restrictions, if any, of such Awards,

                         the schedule for exercisability or nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria),

                         the time and conditions for expiration of the Award, and

                         the form of payment due upon exercise of the Award, if any.

                    The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

                    Options granted to employees may be nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options satisfying all the conditions for ISOs under the Code may, if the Administrator so elects, be designated and treated as NQSOs. Options granted to Eligible Directors must be NQSOs.

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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan

                    The Administrator may impose such conditions on or charge such price for the Stock Grants as it deems appropriate.

     SUBSTITUTIONS  The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.


5.  ELIGIBLE        Eligible Directors will not automatically receive an Award
    DIRECTOR        as of the date they are first elected or subsequently
    OPTIONS         re-elected to the Board. Any Awards to Eligible Directors
                    will be made at the discretion of the Administrator.


6.  DATE OF GRANT   The Date of Grant will be the date as of which the
                    Administrator grants an Award to a participant, as specified in the Award Agreement between the Company and a Participant pursuant to which an Award is granted.

7.  EXERCISE PRICE  The Exercise Price is the value of the consideration that a participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the participant for general corporate purposes.

                    The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market Value of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the
                                           --------  -------
                    Administrator decides to grant an ISO to someone covered by Sections 422(b)(6) and 424(d) of the Code (more-than-10% stock owner), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant).


     FAIR MARKET    Fair Market Value of a share of Common Stock for purposes of
     VALUE          the Plan will be determined as follows:


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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan
                         if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                         if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                         if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

                         if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                         if on the Date of Grant there is no public market for the Common Stock, then Fair Market Value shall be determined by the Board in good faith in such manner as is established by the Board from time to time.

                    For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

8.  EXERCISABILITY  The Administrator will determine the times and conditions for exercise of or purchase under each Award but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)).

                    Awards will become exercisable at such times and in such manner as the Administrator determines and the Award Agreement indicates; provided, however, that the
                                         --------  -------
                    Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse. For Stock Grants, "exercise" refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

                    No portion of an Award that is unexercisable at a participant's termination of employment will thereafter become exercisable,

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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan
                    unless the Award Agreement provides otherwise, either initially or by amendment.

     CHANGE OF      Upon a Change of Control (as defined below), all Options
     CONTROL        will become fully exercisable and all restrictions on Stock
                    Grants will lapse. A Change of Control for this purpose means the occurrence of any one or more of the following events:

                    a) a person, entity, or group (other than the Company, any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                    b) the individuals (A) who, as of the Effective Date, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the members of the Board;

                    c) consummation of a merger or consolidation of the Company into any other entity unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                    d) the shareholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or
                         (ii) an agreement for the Company's sale or disposition of all or


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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan
                         substantially all the Company's assets, (i.e., 50% or more of the total assets of the Company) and such liquidation, dissolution, sale, or disposition is consummated.

                         Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                    The provisions of Section 15 of the Plan will also apply if the Change of Control is a Substantial Corporate Change (as defined in Section 15).

9.  LIMITATION ON   An Option granted to an employee will be an ISO only to the
    ISOs            extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation will be applied by taking Options into account in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.


10.  METHOD OF      To exercise any exercisable portion of an Award, the
     EXERCISE       participant must:


                         Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

                         Pay the full Exercise Price, if any, by cashier's or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include Common Stock, Stock Grants, other Awards or other property); and

                         Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.


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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan

                    Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                    If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the participant has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.


11.  AWARD          No one may exercise an Award more than ten years after its
     EXPIRATION     Date of Grant (or five years, for an ISO granted to a more-
                    than-10% shareholder). Unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise an Award after the first to occur of:

     EMPLOYMENT     The date of termination of employment (other than for death,
     TERMINATION    disability or retirement), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Award
                    Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor.
                    The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment. Notwithstanding the foregoing, if the Administrator determines that the participant's termination of employment was for cause, all unexercised Awards held by the participant shall immediately terminate. If a participant is a party to an employment agreement with the Company or an Eligible Subsidiary and the employment agreement defines the term cause, then the term cause for purposes of this Section 11 shall have the same meaning given to such term in the employment agreement. If

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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan
                    the preceding sentence does not apply, then the term cause for purposes of this Section 11 shall mean (i) personal dishonesty; (ii) gross neglect related to employment; (iii) incompetence; (iv) willful misconduct; (v) breach of loyalty or fiduciary duty to the Company or any Eligible Subsidiary;
                    (vi) intentional failure to perform assigned or agreed upon duties; or (vii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

     DISABILITY     For disability, the earlier of (i) the first anniversary of the participant's termination of employment for disability and (ii) thirty (30) days after the participant no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or


     DEATH          The date twelve months after the participant's death.


     RETIREMENT     The 90/th/ day after the participant's retirement from
                    employment with the Company and any Eligible Subsidiary. For purposes of this Plan, the term retirement shall mean, exclusively, a voluntary termination of employment initiated by the participant at or after the age of 59 and 1/2 years.

                    If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete in effect between the Company and the former employee. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or the Eligible Subsidiaries will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor to the Company will not prevent loss of ISO status as a result of the formal termination of employment.


     TERMINATION    With respect to Eligible Directors, if the Administrator
     OF SERVICE OF  determines that an Eligible Director's service on the
     DIRECTOR       Company's Board of Directors terminates for cause, any
                    unexercised Awards held by such Eligible Director shall immediately terminate. With respect to Awards to Eligible
                    Directors, the term cause for purposes of this Section 11 shall mean (i) removal of the Eligible Director by

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                                                 Resource Bankshares Corporation
                                                       2001 Stock Incentive Plan
                    shareholders of the Company at a shareholder meeting held in part for such purpose prior to the end of the Eligible Director's term of office or (ii) a breach of any fiduciary duties owed by an Eligible Director to the Company and its shareholders under applicable law. If an Eligible Director's service does not terminate for cause (i.e. the Eligible Director voluntarily resigns or the Company and the Eligible Director mutually agree that the Eligible Director will not stand for re-election, in either case in the absence of circumstances that would constitute cause under the preceding sentence), then any unexercised Awards held by an Eligible Director will expire under the terms and conditions set forth in the Award Agreement evidencing such Awards.

                    Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Section 11 make an Award exercisable that has not otherwise become exercisable.

12.  AWARD          Option Agreements will set forth the terms of each Option
     AGREEMENT      and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent an Option Agreement is inconsistent with the Plan, the Plan will govern. The Option
                    Agreements may contain special rules. The Administrator may, but is not required to, issue agreements for Stock Grants.

13.  STOCK SUBJECT  Except as adjusted pursuant to Section 15,
     TO PLAN
                         the aggregate number of shares of Common Stock that may be issued under Awards may not exceed 100,000 shares of Common Stock; and

                         the maximum number of shares that may be granted under Awards for a single individual in a calendar year may not exceed 50,000 shares. (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer's options or other incentives, except as Code
                         Section 162(m) otherwise requires.)

                    The Common Stock will come from authorized but unissued shares. If any Award expires, is canceled, is surrendered by a participant, or terminates for any other reason, the shares of Common Stock available under that Award will again be available

________________________________________________________________________________
                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan
                    for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

                    No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                    The participant will have no rights of a shareholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

                    The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

14.  PERSON WHO     Unless the Administrator otherwise approves in writing in
     MAY EXERCISE   connection with any permitted transfer or assignment of an
                    Award pursuant to Section 20, during the participant's lifetime only the participant or his duly appointed guardian or personal representative may exercise the Awards. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award. If someone other than the original recipient seeks to exercise any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Award.

15.  ADJUSTMENTS    Subject to any required action by the Company (which it
     UPON CHANGES   shall promptly take) or its shareholders, and subject to the
     IN CAPITAL     provisions of applicable corporate law, if, after the Date
     STOCK          of Grant of an Award,

                         the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company receiving consideration,

                    the Administrator may make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying

________________________________________________________________________________
                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan
                    each Award, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. (This adjustment does not apply to Common Stock that the optionee has already purchased nor to Stock Grants that are already nonforfeitable, except to the extent of similar treatment for all shareholders.) Unless the Administrator determines another method would be appropriate, or except as otherwise set forth in the Award Agreement, any such adjustment to an Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award's Exercise Price.

                    The Administrator will make a commensurate change to the maximum number and kind of shares provided in Section 13 of the Plan.

                    Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Section 15 specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     SUBSTANTIAL    Upon a Substantial Corporate Change, the Plan and any
     CORPORATE      unexercised Awards will terminate unless provision is made
     CHANGE         in writing in connection with such transaction for

                         the assumption or continuation of outstanding Awards, or

                         the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

________________________________________________________________________________
                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan

                    If an Award would otherwise terminate pursuant to the preceding sentence, participants will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable.

                    A Substantial Corporate Change means the

                         dissolution or liquidation of the Company,

                         merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                         the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

16.  SUBSIDIARY     Employees of Company Subsidiaries will be entitled to
     EMPLOYEES      participate in the Plan, except as otherwise designated by the Board of Directors or the Administrator.

                    Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For ISO purposes, Subsidiary also includes a single member limited liability company included within the chain described in the preceding sentence. For NQSOs, the Board or the Administrator can use a different definition of Subsidiary in its discretion.


17.  LEGAL          The Company will not issue any shares of Common Stock under

________________________________________________________________________________
                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan

     COMPLIANCE     an Award until all applicable requirements imposed by
                    Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards must be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.


18.  PURCHASE FOR   Unless a registration statement under the Securities Act
     INVESTMENT     covers the shares of Common Stock a participant receives
     AND OTHER      upon exercise of his Award, the Administrator may require,
     RESTRICTIONS   at the time of such exercise or receipt of a grant, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

                         that the shares purchased on exercise of the Award are not so registered,

                         that the participant may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and

________________________________________________________________________________
                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan
                              such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

                    Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles of incorporation, by-laws, or generally applicable shareholders' agreements.

                    The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.


19.  TAX            The participant must satisfy all applicable Federal, state,
     WITHHOLDING    and local income and employment tax withholding
                    requirements, if any, before the Company will deliver stock certificates upon the exercise of an Award. The Company may decide to satisfy any applicable withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier's check or certified check, the full amounts required by any applicable withholding. Payment of any applicable withholding obligations is due before the Company issues shares with respect to the Award. If the Administrator so determines, the participant may instead satisfy any applicable withholding obligations by directing the Company to retain shares from the Award exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares).

20.  TRANSFERS,     Unless the Administrator otherwise approves in writing, an
     ASSIGNMENTS,   Award may not be assigned, pledged, or otherwise transferred
     AND PLEDGES    in any way, whether by operation of law or otherwise or
                    through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution.

21.  AMENDMENT OR   The Board may amend, suspend, or terminate the Plan at any time,

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                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan

     TERMINATION OF without the consent of the participants or their
     PLAN AND       beneficiaries; provided, however, that no amendment will
                                   --------  -------
     OWNERSHIP      deprive any participant or beneficiary of any previously
                    declared Award. Except as required by law or by Section 15, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Awards.

22.  PRIVILEGES OF  No participant and no beneficiary or other person claiming
     STOCK          under or through such participant will have any right,
     OWNERSHIP      title, or interest in or to any shares of Common Stock
                    allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such participant.

23.  EFFECT ON      Whether exercising or receiving an Award causes the
     OTHER PLANS    participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

24.  LIMITATIONS ON Notwithstanding any other provisions of the Plan, no
     LIABILITY      individual acting as a director, employee, or agent of the
                    Company shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

25.  NO EMPLOYMENT  Nothing contained in this Plan constitutes an employment
     CONTRACT contract between the Company and the participants. The Plan does not give any participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the participant's employment.

26.  APPLICABLE LAW The laws of the Commonwealth of Virginia (other than its choice

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                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan
                    of law provisions) and applicable federal law govern this Plan and its interpretation.

27.  DURATION       Unless the Board extends the Plan's term, the Administrator
     OF PLAN        may not grant Awards after May 24, 2011. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

________________________________________________________________________________
                                                Resources Bankshares Corporation
                                                       2001 Stock Incentive Plan

                        RESOURCE BANKSHARES CORPORATION
                       Proxy Solicited on Behalf of the
                            Board of Directors for
                        Annual Meeting of Shareholders
                            to be Held May 24, 2001


     The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 27, 2001, hereby appoints Lawrence N. Smith and Thomas W. Hunt (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Resource Bankshares Corporation held of record by the undersigned on April 3, 2001, at the Annual Meeting of Shareholders to be held on May 24, 2001 and any adjournment thereof.

                            THE BOARD OF DIRECTORS
                            RECOMMENDS A VOTE "FOR"
                             PROPOSALS 1, 2 and 3

1.   ELECTION OF DIRECTORS

     To elect the following Class A directors to hold office for a term of three years.

                                Louis R. Jones
                                A. Russell Kirk

     FOR all nominees listed (except as indicated below to the contrary)   [_]

     WITHHOLD AUTHORITY to vote for all nominees listed                    [_]

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line provided below.)


                         -------------------------

                         -------------------------

2.   Adoption of the Resource Bankshares Corporation 2001 Stock Incentive Plan.

     [_]    FOR            [_]   AGAINST                  [_]    ABSTAIN

3. TO RATIFY the appointment by the Board of Directors of Goodman & Company, L.L.P. as the Company's independent auditors for the year ending December 31, 2001.

     [_]    FOR            [_]   AGAINST                  [_]    ABSTAIN

4. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

     This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1, 2 and 3.

                                     Please sign your name(s) exactly as they
                              appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person.

                              Date: __________________, 2001


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                              Please complete, date, sign and return this proxy promptly in the accompanying envelope.